Exhibit 10.7

FC Global Realty Incorporated

410 Park Avenue

14th Floor

New York, NY 10022

December 22, 2017

Mr. Suneet Singal

Authorized Representative

First Capital Real Estate Operating Partnership, L.P.

First Capital Real Estate Trust Incorporated

60 Broad Street, 34th Floor

New York, NY 10004

Re:       Amendment No. 3 to Interest Contribution Agreement

Dear Suneet,

We refer to that certain Interest Contribution Agreement, dated March 31, 2017, among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and FC Global Realty Incorporated (formerly, Photomedex, Inc.), as amended by Amendment No. 1 dated August 3, 2017 and Amendment No. 2 dated October 11, 2017 (collectively, the “Contribution Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Contribution Agreement.

Pursuant to Section 3.2 of the Contribution Agreement, the Contributor Parties and the Acquiror Parties agreed to ascribe a value of $14,109,000 to Antigua. Pursuant to Section 9.2(b) of the Contribution Agreement, the Acquiror Parent agreed to issue to the Contributor a number of Transaction Shares having a value of $14,109,000 upon contribution of Antigua in accordance with the provisions of the Contribution Agreement. Section 9.2(b) provides that the number of Transaction Shares issuable for Antigua is determined by dividing the Mandatory Transaction Share Value (in the case of Antigua, $14,109,000) by the Per Share Value. The Transaction Shares issuable under Section 9.2(b) are to be comprised entirely of shares of Acquiror Parent Common Stock as Shareholder Approval has already been obtained.

Pursuant to Section 3.3 and 9.1(b)(i) of the Contribution Agreement, the Contributor Parties and the Acquiror Parties agreed to ascribe a value of $57,200,000 to Punta Brava, which amount is 130% of the $44,000,000 Contributor Basis for Putna Brava. Pursuant to Section 9.1(b)(i) of the Contribution Agreement, the Acquiror Parent agreed to issue to the Contributor a number of Transaction Shares having a value of $57,200,000 upon contribution of Punta Brava in accordance with the provisions of the Contribution Agreement. Section 9.1(b) provides that the number of Transaction Shares issuable for Punta Brava is determined by dividing the Optional Transaction Share Value (in the case of Punta Brava, $57,200,000) by the Per Share Value. The Transaction Shares issuable under Section 9.1(b) are to be comprised entirely of shares of Acquiror Parent Common Stock as Shareholder Approval has already been obtained. In addition, subject to the satisfaction of milestones specified in Section 9.1(b)(ii) of the Contribution Agreement, the Acquiror Parent must issue to the Contributor in accordance with the provisions of the Contribution Agreement the Warrant for 16,666,667 shares of Common Stock (the “Punta Brava Warrant Shares”).

On the date hereof, the Acquiror Parent is entering into a Securities Purchase Agreement (the “SPA”) with Opportunity Fund I-SS, LLC (the “Investor”) relating to the investment by the Investor of up to $15 million in the Series B Preferred Stock of the Acquiror Parent through a private placement transaction (the “Private Placement”). The Private Placement of the Series B Preferred Stock is being consummated at a price of $1.00 per share (the “Applicable Price Per Share”). The SPA provides that up to $1,000,000 of the proceeds of the Private Placement may be used to fund Antigua and up to $500,000 of the proceeds of the investment may be used to fund Punta Brava. If any of the proceeds of the Private Placement are used to fund the acquisition of either Antigua or Punta Brava (the amount of proceeds so used being the “Utilized Proceeds”), then Contributor will cancel a number of Transaction Shares received in consideration for the Antigua contribution that is equal to the quotient of the Utilized Proceeds divided by the Applicable Price Per Share. Accordingly, the Parties agree that if the Contributor Parent issues shares of Series B Preferred Stock to the Investor and the proceeds constitute Utilized Proceeds, then Contributor shall cancel the requisite number of Transaction Shares as described above and the Acquiror Parent will promptly instruct Acquiror Parent’s transfer agent to cancel such number of Transaction Shares. For the avoidance of doubt, the Contributor Parties shall not be required to cancel any Punta Brava Warrant Shares even if the Utilized Proceeds are utilized to fund the acquisition of Punta Brava. Each of the Acquiror Parties and the Contributor Parties shall take such additional action as any of the Parties may request to carry out the intent of this provision. The Investor is an intended third party beneficiary of this provision and may enforce this provision.

Except as aforesaid, the Contribution Agreement remains unmodified and in full force and effect.

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Very truly yours,

FC Global Realty Incorporated		FC Global Realty Operating Partnership, LLC

By:	/s/ Stephen Johnson	By:	/s/ Stephen Johnson
Stephen Johnson, CFO		Stephen Johnson, CFO

ACCEPTED AND AGREED TO:

First Capital Real Estate Operating Partnership, L.P.		First Capital Real Estate Trust Incorporated

By:	/s/ Suneet Singal	By:	/s/ Suneet Singal
Suneet Singal, CEO		Suneet Singal, CEO